UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2010

LAZARE KAPLAN INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (212) 972-9700

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Lazare Kaplan International Inc. (the “Company”) received a Letter dated January 25, 2010 (the “Letter”) from NYSE Regulation (the “Staff”) on behalf of NYSE AMEX LLC (the “Exchange”). Pursuant to the Letter, the Staff granted the Company an extension until May 31, 2010 (the “Extension Period”) to regain compliance with the Exchange’s continued listing standards.  The Company will be subject to periodic review by the Staff during the Extension Period. Failure of the Company to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the Extension Period could result in the Company being delisted from the Exchange.  As previously announced by the Company, on December 31, 2009, the Company submitted to the Staff, on behalf of the Exchange, a supplement to its Plan of Compliance originally submitted to the Staff on October 7, 2009 (the “Plan”), requesting an extension of the Exchange’s delisting deadline to May 31, 2010.

Additionally, the Letter also related to the Company’s failure to timely file its Quarterly Report on Form 10-Q (the “Q2 Form 10-Q”) for the quarter ended November 30, 2009. The Company filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its Quarterly Report on Form 10-Q (the  “Q2 Form 10-Q”) for the quarter ended November 30, 2009. The Company has yet to file the Q2 Form 10-Q.  In the Letter, the Staff informed the Company that the timely filing of the Q2 Form 10-Q is a condition for the Company’ continuing listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”).  The Company’s failure to file the Q2 Form 10-Q is a material violation of its listing agreement with the Exchange. Pursuant to 1003(d) of the Company Guide, the Exchange is authorized to suspend, and unless prompt corrective action is taken, remove the Company’s common stock from the Exchange.

As announced by the Company on September 18, 2009, the Company received a Deficiency Letter from the Staff dated September 16, 2009, relating to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended May 31, 2009. In response to that letter, the Company submitted the Plan, advising the Exchange of action it has taken, or will take, to bring the Company into compliance with Sections 134 and 1101 of the Company Guide. The Company received a second Deficiency Letter from the Staff dated October 20, 2009, relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended August 31, 2009.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated January 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: January 29, 2010	By:	/s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer